EXHIBIT 99.3

                              CHS ELECTRONICS, INC.
               INSTRUCTION TO REGISTERED HOLDER AND/OR DEPOSITORY
                 TRUST COMPANY PARTICIPANT FROM BENEFICIAL OWNER
                                       FOR
                              OFFER TO EXCHANGE ITS
                          9 7/8% SENIOR NOTES DUE 2005
                       FOR ANY AND ALL OF ITS OUTSTANDING
                          9 7/8% SENIOR NOTES DUE 2005

     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 1998, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holder and/or Depository Trust Company Participant:

         The undersigned hereby acknowledges receipt of the Prospectus dated _________, 1998 (the "Prospectus") of CHS ELECTRONICS, INC., a Florida corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 9 7/8% Senior Notes Due 2005 (the "New Notes") for all of its outstanding 9 7/8% Senior Notes Due 2005 (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

          This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

         The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

                  $          of the 9 7/8% Senior Notes Due 2005.

          With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

                  [ ] To TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTES TO BE TENDERED (IF LESS THAN ALL): $

                  [ ] NOT to TENDER any Old Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the undersigned is not an "affiliate" of the Company, (ii) any New Notes to be received by the undersigned are being acquired in the ordinary course of its business, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of New Notes to be received in the Exchange Offer, and (iv) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
Act) of such New Notes. The Company may require the undersigned, as a condition to the undersigned's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule 13d-3 under the Exchange Act on behalf of whom the undersigned holds the Old Notes to be exchanged in the Exchange Offer. By tendering Old Notes pursuant to the Exchange Offer, a holder of Old Notes

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which is a broker-dealer represents and agrees, consistent with certain interpretive letters issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that such Old Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities, and it will deliver a Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such New Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).


                          ______________________________________________________
                                               SIGN HERE

                          ______________________________________________________
                                     Name of beneficial owner(s)

                          ______________________________________________________
                                             Signature(s)

                          ______________________________________________________
                                        Name(s) (please print)

                          ______________________________________________________
                                               (Address)

                          ______________________________________________________
                                          (Telephone Number)

                          ______________________________________________________
                           (Taypayer Identification or Social Security Number)

                          ______________________________________________________
                                                 Date